UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-195058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities

As of February 1, 2022, the Apollo Debt Solutions BDC (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on February 28, 2022) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of February 1, 2022 (number of shares finalized on February 28, 2022)	$16,709,073	$418,346,738

Item 7.01.	Regulation FD Disclosure.

February 2022 Distributions

On February 28, 2022, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1408	$0.0000	$0.1408
Class S Common Shares	$0.1408	$0.0163	$0.1245

The distributions for each class of Shares are payable to shareholders of record as of the open of business on February 28, 2022 and will be paid on or about April 7, 2022. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Net Asset Value and Portfolio Update

The net asset value (“NAV”) per share of each class of the Fund as of January 31, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of January 31, 2022
Class I Common Shares	$25.04

As of January 31, 2022, the Fund’s aggregate NAV was $657.5 million, the fair value of its investment portfolio was $1.8 billion and it had $225.2 million of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.34 times.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	410,720	$10,278,500
Class S Common Shares	174,741	$4,375,000
Class D Common Shares	—	—
Private Offering:
Class I Common Shares	42,842,345	$1,071,678,544
Class S Common Shares	—	—
Class D Common Shares	—	—

Total Offering and Private Offering *	43,427,806	$1,086,332,044

* Amounts may not sum due to rounding

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: February 28, 2022	By:	/s/ Joseph Glatt
	Name:	Joseph Glatt
	Title:	Chief Legal Officer and Secretary

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